UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 3, 2012

SEACOAST BANKING CORPORATION OF FLORIDA

(Exact Name of Registrant as Specified in its Charter)

Florida	001-13660	59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 Colorado Avenue, Stuart, Florida		34994
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (772) 287-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 3, 2012, the United States Department of the Treasury (“Treasury”) closed the secondary public offering of 2,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $0.10 per share (the “Series A Preferred Shares”) of Seacoast Banking Corporation of Florida (the “Company”). The Series A Preferred Shares were offered pursuant to an underwriting agreement (the “Underwriting Agreement”) dated March 28, 2012, among the Company, Seacoast National Bank, Treasury and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Sandler O’Neill & Partners, L.P., as the representatives of the several underwriters named therein.

The public offering price and the allocation of the Series A Preferred Shares in this offering were determined by an auction process. The public offering price of the Series A Preferred Shares was equal to its auction clearing price of $20,510.00 per share. The Company did not receive any of the proceeds of the offering of the Series A Preferred Shares. The offering was made under a prospectus supplement and the accompanying prospectus filed with the Securities and Exchange Commission pursuant to the Company’s registration statement on Form S-3 (Registration No. 333-156803).

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 1.1 of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 28, 2012, among Seacoast Banking Corporation of Florida, Seacoast National Bank, the United States Department of the Treasury and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Sandler O’Neill & Partners, L.P., as representative of the several underwriters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

By:	/s/ Dennis S. Hudson, III
Name:	Dennis S. Hudson, III
Title:	Chairman and Chief Executive Officer

Date: April 3, 2012

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 28, 2012, among Seacoast Banking Corporation of Florida, Seacoast National Bank, the United States Department of the Treasury and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Sandler O’Neill & Partners, L.P., as representative of the several underwriters.